Exhibit 99.1

10 Cabot Place, Stoughton, MA 02072

News Release

For Immediate Release July 23, 2019	For More Information, Contact: Michael K. Devlin, Executive Vice President and Chief Financial Officer (617-925-1961) mdevlin@envisionbank.com

RANDOLPH BANCORP, INC. ANNOUNCES SECOND QUARTER AND YEAR-TO-DATE 2019 FINANCIAL RESULTS

STOUGHTON, Massachusetts, July 23, 2019 – Randolph Bancorp, Inc. (the “Company”) (NASDAQ Global Market: RNDB), the holding company for Envision Bank (the “Bank”), today announced net income of $1,506,000, or $0.28 per share, for the three months ended June 30, 2019 compared to a net loss of $1,010,000, or $0.18 per share, for the three months ended June 30, 2018. Net income for the six months ended June 30, 2019 was $1,455,000, or $0.27 per share, compared to a net loss of $1,717,000, or $0.31 per share, for the six months ended June 30, 2018.

At June 30, 2019, total assets amounted to $652.6 million compared to $614.3 million at March 31, 2019, an increase of $38.3 million, or 6.2%. During this quarterly period, loans held for sale increased by $60.9 million while portfolio loans decreased by $32.0 million. These changes were affected by management’s decision to transfer $28.6 million in residential mortgage portfolio loans to loans held for sale.

James P. McDonough, President and Chief Executive Officer, stated, “The decrease in mortgage rates over the past several months has provided homeowners the opportunity to realize a meaningful reduction in their monthly mortgage payments and has also provided home buyers increased opportunities to purchase a home. With our expanded team of loan originators, we were able to capitalize on the resulting market growth for residential mortgages. During the second quarter of 2019, we originated $226.2 million in residential mortgages compared to $145.9 million in the prior year quarter, an increase of 55%. Refinanced loans accounted for $60.8 million, or 75%, of this increase. The surge in residential mortgage loan production combined with the continuing flow of borrower applications resulted in a $3.2 million, or 173%, increase in the gain on loan origination and sales activities in the second quarter of 2019 compared to the prior year quarter. We are optimistic that this higher production level will continue in the third quarter.”

Mr. McDonough added, “With the decline in interest rates, we also saw an opportunity to reduce our portfolio of lower-yielding residential mortgage loans. With the transfer of $28.6 million of such loans from portfolio to loans held for sale, we positioned the portfolio for future growth of both commercial and residential real estate loans.”

Second Quarter Operating Results

Net interest income increased by $456,000, or 11.3%, to $4.5 million for the three months ended June 30, 2019 compared to the same period in the prior year. This increase was due to an increase in average interest-earning assets between periods of $100.9 million, or 19.5%, as the Company continued to leverage the capital raised in its 2016 initial public offering. The net interest margin decreased in the second quarter of 2019 to 2.91% from 3.12% in the second quarter of 2018 due primarily to greater utilization of wholesale funding to support loan growth, the rising cost of both deposits and borrowings due to a series of increases in the federal funds rate throughout 2018, and a continuing flattening of the yield curve.

The Company recognized a credit of $144,000 to the allowance for loan losses for the three months ended June 30, 2019 compared to a credit of $90,000 for the three months ended June 30, 2018. The credit to the allowance in the 2019 period was primarily due to decreases in the loan portfolio attributable to the transfer of residential mortgages loans to loans held for sale and the repayment of a large commercial and industrial loan. In the second quarter of 2018, management reduced the general component of the allowance for loan losses for both commercial real estate loans and home equity loans which lead to the credit to the provision of $90,000. The allowance for loan losses was 0.91% of total loans at June 30, 2019 and December 31, 2018 and was 179.4% of non-performing loans at June 30, 2019 compared to 121.1% at December 31, 2018.

Non-interest income increased $3.1 million to $5.9 million for the three months ended June 30, 2019 from $2.8 million for the three months ended June 30, 2018 due entirely to an increase of $3.2 million, or 173.4%, in the gain on loan origination and sale activities. This increase was volume related due to the addition of nearly 20 loan originators over the past twelve months and the favorable interest rate environment. Beginning in the first quarter of 2019, interest rates on mortgage loans began to decline which lead to the first significant increase in loan refinancing activity experienced in nearly three years. Together these factors resulted in a 77.7% increase in loans sold during the second quarter of 2019 as compared to the prior year period, and a fourfold increase in the pipeline of interest rate lock agreements with customers at June 30, 2019 as compared to June 30, 2018.  The increase in the gain on loan origination and sale activities was partially offset by a decrease in net loan servicing fees due to a fair value adjustment for mortgage servicing rights of $114,000 as loan prepayment speeds were adjusted higher to reflect lower interest rates.

Non-interest expenses increased $951,000, or 12.0%, to $8.9 million for the three months ended June 30, 2019 from $7.9 million for the three months ended June 30, 2018.  Salaries and employee benefits increased $1.1 million, or 22.4%, between periods due to an increase in loan originator commissions and other compensation of $568,000 attributable to Envision Mortgage’s increased loan production. Also contributing to the increase in salaries and employee benefits was $307,000 in additional incentive compensation and loan officer transition payments, and $366,000 in additional employee compensation largely related to Envision Mortgage’s increased loan production. These increases were partially offset by an increase in deferred loan origination costs and fees of $225,000.

Due to the sale of the Boston branch and the partial closure of the Andover operations center in the fourth quarter of 2018, occupancy and equipment costs declined by $86,000 for the three months ended June 30, 2019 compared to the same period in the prior year. In addition, spending on marketing and professional services were reduced by $141,000 and $33,000, respectively, between periods. The savings in marketing expenses was caused by advertising in the prior year associated with the re-branding to Envision Bank. The increase in other non-interest expenses was driven by the increase in Envision Mortgage’s loan production.

The provision for income taxes for the three months ended June 30, 2019 includes a state income tax provision of $82,000 and reversal of the federal tax benefit recognized in the first quarter of 2019. The state tax provision is based on the projected effective state tax rate for the year. The reversal of the federal tax benefit recognized was fully offset by a tax benefit included in other comprehensive income.

The Company has a net operating loss carryforward (“NOL”) for federal tax purposes of $13.6 million. Since 2014, the NOL as well as other deferred tax assets have been subject to a full valuation allowance, which totaled $2.7 million at June 30, 2019. The valuation allowance for net deferred tax assets was reduced in 2019 due to the impact of the Company’s earnings on the NOL. We evaluate the tax valuation allowance on a quarterly basis. Based on recent operating results, we concluded that the valuation allowance should be maintained at June 30, 2019.

Year-to-Date Operating Results

Net interest income increased by $853,000, or 10.6%, for the six months ended June 30, 2019 compared to the same period in the prior year. This increase was due to an increase in average interest-earning assets between periods of $88.8 million, or 17.5%, as the Company continued to leverage the capital raised in its 2016 initial public offering.  The net interest margin decreased in the first half of 2019 to 2.97% from 3.16% in the first half of 2018 due primarily to greater utilization of wholesale funding to support loan growth, the rising cost of both deposits and borrowings due to a series of increases in the federal funds rate throughout 2018 and a continuing flattening of the yield curve.

The Company recognized a credit of $144,000 to the allowance for loan losses for the six months ended June 30, 2019 compared to a provision of $5,000 for the six months ended June 30, 2018. The credit to the allowance in the 2019 period was primarily due to decreases in the loan portfolio attributable to the transfer of residential mortgages loans to loans held

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

for sale and the repayment of a large commercial and industrial loan. In the second quarter of 2018, management reduced the unallocated portion of the allowance for loan losses for both commercial real estate loans and home equity loans. The unallocated reserve for consumer loans was increased slightly during the quarter. Together these changes reduced the amount that would have been provided based on growth in the loan portfolio by $265,000.

Non-interest income increased $4.1 million to $9.3 million for the six months ended June 30, 2019 from $5.2 million for the six months ended June 30, 2018 due entirely to an increase of $4.3 million, or 125.1%, in the gain on loan origination and sale activities. This increase was volume related due to the addition of nearly 20 loan originators over the past twelve months and the favorable interest rate environment. Beginning in the first quarter of 2019, interest rates on mortgage loans began to decline which lead to the first significant increase in loan refinancing activity experienced in nearly three years. Together these factors resulted in a 36.6% increase in loans sold during the first half of 2019 as compared to the prior year period, and a fourfold increase in the pipeline of interest rate lock agreements with customers at June 30, 2019 as compared to June 30, 2018. The increase in the gain on loan origination and sale activities was partially offset by a decrease in net loan servicing fees due to a fair value adjustment for mortgage servicing rights of $114,000 as loan prepayment speeds were adjusted higher to reflect lower interest rates.

Non-interest expenses increased $1.8 million, or 12.3%, to $16.7 million for the six months ended June 30, 2019 from $14.9 million for the six months ended June 30, 2018. Salaries and employee benefits increased $2.1 million, or 22.2%, between periods due to an increase in loan originator commissions and other compensation of $940,000 attributable to Envision Mortgage’s increased loan production. Also contributing to the increase in salaries and employee benefits was $617,000 in additional incentive compensation and loan officer transition payments, and $563,000 in additional employee compensation largely related to Envision Mortgage’s increased loan production. These increases were partially offset by an increase in deferred loan origination costs and fees of $357,000.

Due to the sale of the Boston branch and the partial closure of the Andover operations center in the fourth quarter of 2018, occupancy and equipment costs declined by $128,000 for the six months ended June 30, 2019 compared to the same period in the prior year. In addition, spending on marketing was reduced by $255,000 between periods. The savings in marketing expenses was caused by advertising in the prior year associated with the re-branding to Envision Bank. The increase in other non-interest expenses was driven by the increase in Envision Mortgage’s loan production.

State income taxes of $83,000 and $8,000 were provided during the six months ended June 30, 2019 and 2018, respectively.

Balance Sheet

Total assets were $652.6 million at June 30, 2019 compared to $614.3 million at December 31, 2018, an increase of $38.2 million, or 6.2%. This growth resulted from an increase of $64.3 million in loans held for sale, partially offset by a decrease of $32.0 million in portfolio loans. These changes were significantly impacted by management’s decision in the second quarter of 2019 to transfer $28.6 million in residential mortgage loans from portfolio to loans held for sale. All except $2.2 million of these loans are currently under agreement to be sold with an expected closing date in the first half of August. The decision to sell these loans was made in light of favorable market conditions caused by a reduction in long-term interest rates. The increase in loans held for sale was also affected by the $80.3 million, or 55.0%, increase in Envision Mortgage’s loan production in the second quarter of 2019 as compared to the prior year period. The increase in total assets was largely funded by an increase of $32.5 million in advances from the Federal Home Loan Bank of Boston.

Net loans totaled $451.9 million at June 30, 2019, a decrease of $32.0 million, or 6.6%, from December 31, 2018. This decrease occurred across all categories of real estate secured loans and was primarily the result of the aforementioned transfer of residential mortgage loans to loans held for sale. Commercial and industrial loans decreased by $6.7 million during the first half of 2019 due in large part to a $4.7 million payoff of a loan participation with a super-regional bank. No new loan participations were purchased during the first half of 2019. Consumer loans, which consist primarily of purchased loans, decreased by a total of $1.9 million during the first half of 2019 as loan repayments exceeded loan purchases during the period.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Deposits increased $4.5 million, or 1.0%, to $441.6 million at June 30, 2019 from $437.1 million at December 31, 2018. Included in this increase was $2.1 million of brokered deposits. Non-brokered deposits increased $2.4 million during the first half of 2019. In December 2018, we closed our Boston branch. During the first half of 2019, the Bank experienced $7.5 million of deposit run-off with customers associated with this former branch which has adversely affected deposit growth.

Total stockholders’ equity was $79.4 million at June 30, 2019 compared to $78.0 million at December 31, 2018. The increase of $1.4 million during the first half of 2019 was due to net income of $1.5 million, an increase in the fair value of available-for-sale securities of $1.4 million and equity adjustments of $598,000 related to the stock benefit plan and employee stock ownership plan. These increases were partially offset by stock repurchases of $2.0 million as the Company repurchased 136,923 of its shares during the first half of 2019. The Company’s tier one capital to average assets was 12.4% at June 30, 2019 compared to 14.1% at December 31, 2018. The Bank exceeded all regulatory capital requirements at June 30, 2019.

About Randolph Bancorp, Inc.

Randolph Bancorp, Inc. is the holding company for Envision Bank and its Envision Mortgage Division. Envision Bank is a full-service community bank with five retail branch locations, loan operations centers in North Attleboro and Stoughton, Massachusetts, eight loan production offices located throughout Massachusetts and one loan production office in Southern New Hampshire.

Randolph Bancorp, Inc. is the sole member of Envision Bank Foundation, Inc. (the “Foundation”), a nonprofit corporation organized in 2016 to financially support community projects that improve the quality of life in markets served by Envision Bank. Since inception, the Foundation has funded projects focused on support of military veterans and their families, and education.

Forward Looking Statements

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among others, the risk factors described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures, such as return on average assets, return on average equity, non-interest income to total income and the efficiency ratio, and, where applicable, as adjusted for non-recurring items. These non-GAAP financial measures provide information for investors to effectively analyze financial trends of on-going business activities, and to enhance comparability with peers across the financial services sector.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Consolidated Balance Sheets

(Dollars in thousands)

(Unaudited)

	June 30,	December 31,
	2019	2018

Assets
Cash and due from banks	$3,614	$3,451
Interest-bearing deposits	7,561	3,667
Total cash and cash equivalents	11,175	7,118

Certificates of deposit	2,205	2,205
Securities available for sale, at fair value	48,851	50,556
Loans held for sale, at fair value	102,784	38,474
Loans, net of allowance for loan losses of $4,154 in 2019 and $4,437 in 2018	451,870	483,846
Federal Home Loan Bank of Boston stock, at cost	5,375	4,700
Accrued interest receivable	1,665	1,504
Mortgage servicing rights, net	8,201	7,786
Premises and equipment, net	6,162	6,368
Bank-owned life insurance	8,349	8,256
Foreclosed real estate, net	90	65
Other assets	5,842	3,462

Total assets	$652,569	$614,340

Liabilities and Stockholders' Equity
Deposits:
Non-interest bearing	$65,420	$64,229
Interest bearing	313,584	312,321
Brokered	62,649	60,580
Total deposits	441,653	437,130

Federal Home Loan Bank of Boston advances	121,553	89,036
Mortgagors' escrow accounts	1,863	2,129
Post-employment benefit obligations	2,424	2,551
Other liabilities	5,723	5,533
Total liabilities	573,216	536,379

Stockholders' Equity:
Common stock	58	60
Additional paid-in capital	54,083	55,608
Retained earnings	29,784	28,329
ESOP-Unearned compensation	(4,038)	(4,132)
Accumulated other comprehensive loss, net of tax	(534)	(1,904)
Total stockholders' equity	79,353	77,961

Total liabilities and stockholders' equity	$652,569	$614,340

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Consolidated Statements of Operations

(Dollars in thousands except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Interest and dividend income:
Loans	$6,058	$4,586	$11,646	$8,881
Other interest and dividend income	396	453	824	885
Total interest and dividend income	6,454	5,039	12,470	9,766

Interest expense	1,965	1,006	3,602	1,751

Net interest income	4,489	4,033	8,868	8,015
Provision (credit) for loan losses	(144)	(90)	(144)	5

Net interest income after provision (credit) for loan losses	4,633	4,123	9,012	8,010

Non-interest income:
Customer service fees	362	439	691	739
Gain on loan origination and sale activities, net	5,068	1,854	7,656	3,401
Mortgage servicing fees, net	224	291	543	625
Gain on sales of securities	-	-	-	49
Other	201	199	378	376
Total non-interest income	5,855	2,783	9,268	5,190

Non-interest expenses:
Salaries and employee benefits	6,092	4,979	11,504	9,415
Occupancy and equipment	643	729	1,299	1,427
Professional fees	287	320	555	572
Marketing	180	321	369	624
Other non-interest expenses	1,661	1,563	3,015	2,871
Total non-interest expenses	8,863	7,912	16,742	14,909

Income (loss) before income taxes	1,625	(1,006)	1,538	(1,709)
Income tax expense	119	4	83	8

Net income (loss)	$1,506	$(1,010)	$1,455	$(1,717)

Net income (loss) per share (basic and diluted)	$0.28	$(0.18)	$0.27	$(0.31)

Weighted average shares outstanding	5,455,679	5,577,683	5,467,057	5,592,809

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Averages Balances/Yields

(Dollars in thousands)

(Unaudited)

	Average Balance and Yields
	For the Three Months Ended June 30,
	2019			2018
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
(Dollars in thousands)	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets:
Loans (1)	$558,643	$6,058	4.34%	$448,060	$4,586	4.09%
Investment securities(2) (3)	53,947	373	2.77%	60,290	425	2.82%
Interest-earning deposits	5,915	26	1.76%	9,240	34	1.47%
Total interest-earning assets	618,505	6,457	4.18%	517,590	5,045	3.90%
Noninterest-earning assets	23,820			29,660
Total assets	$642,325			$547,250
Interest-bearing liabilities:
Savings accounts	103,849	106	0.41%	104,470	45	0.17%
NOW accounts	39,130	49	0.50%	43,113	58	0.54%
Money market accounts	61,361	232	1.51%	69,626	161	0.92%
Term certificates	169,740	834	1.97%	125,973	466	1.48%
Total interest-bearing deposits	374,080	1,221	1.31%	343,182	730	0.85%
FHLB advances	118,364	744	2.51%	57,562	276	1.92%
Total interest-bearing liabilities	492,444	1,965	1.60%	400,744	1,006	1.00%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	62,377			60,524
Other noninterest-bearing liabilities	8,270			6,340
Total liabilities	563,091			467,608
Total stockholders' equity	79,234			79,642
Total liabilities and stockholders' equity	$642,325			$547,250
Net interest income		$4,492			$4,039
Interest rate spread(4)			2.58%			2.90%
Net interest-earning assets(5)	$126,061			$116,846
Net interest margin(6)			2.91%			3.12%

Ratio of interest-earning assets to interest-bearing liabilities	125.60%			129.16%

(1) Includes nonaccruing loan balances and interest received on such loans.

(2) Includes carrying value of securities classified as available-for-sale and FHLB of Boston stock

(3) Includes tax equivalent adjustments for municipal securities, based on an effective tax rate of 21%, of $3,000 and $6,000 for the three months ended June 30, 2019 and 2018, respectively.

(4) Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(5) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(6) Net interest margin represents net interest income divided by average total interest-earning assets.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Averages Balances/Yields

(Dollars in thousands)

(Unaudited)

	Average Balance and Yields
	For the Six Months Ended June 30,
	2019			2018
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
(Dollars in thousands)	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets:
Loans (1)	$537,549	$11,646	4.33%	$439,069	$8,881	4.05%
Investment securities(2) (3)	54,551	777	2.85%	60,906	844	2.77%
Interest-earning deposits	5,258	54	2.05%	8,563	64	1.49%
Total interest-earning assets	597,358	12,477	4.18%	508,538	9,789	3.85%
Noninterest-earning assets	24,462			29,498
Total assets	$621,820			$538,036
Interest-bearing liabilities:
Savings accounts	102,912	188	0.37%	104,305	87	0.17%
NOW accounts	39,851	97	0.49%	43,666	111	0.51%
Money market accounts	66,384	461	1.39%	68,670	276	0.80%
Term certificates	166,704	1,634	1.96%	113,060	736	1.30%
Total interest-bearing deposits	375,851	2,380	1.27%	329,701	1,210	0.73%
FHLB advances	97,259	1,222	2.51%	62,010	541	1.74%
Total interest-bearing liabilities	473,110	3,602	1.52%	391,711	1,751	0.89%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	62,063			59,809
Other noninterest-bearing liabilities	7,952			6,049
Total liabilities	543,125			457,569
Total stockholders' equity	78,695			80,467
Total liabilities and stockholders' equity	$621,820			$538,036
Net interest income		$8,875			$8,038
Interest rate spread(4)			2.65%			2.96%
Net interest-earning assets(5)	$124,248			$116,827
Net interest margin(6)			2.97%			3.16%

Ratio of interest-earning assets to interest-bearing liabilities	126.26%			129.82%

(1) Includes nonaccruing loan balances and interest received on such loans.

(2) Includes carrying value of securities classified as available-for-sale and FHLB of Boston stock

(3) Includes tax equivalent adjustments for municipal securities, based on an effective tax rate of 21%, of $7,000 and $23,000 for the six months ended June 30, 2019 and 2018, respectively.

(4) Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(5) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(6) Net interest margin represents net interest income divided by average total interest-earning assets.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Rate/Volume Analysis

(Dollars in thousands)

(Unaudited)

	3 Months Ended
	June 30, 2019 v. 2018
	Increase (Decrease)		Total
	Due to Changes in		Increase
	Volume	Rate	(Decrease)
Interest-earning assets:
Loans	$1,186	$286	$1,472
Investment securities	(44)	(8)	(52)
Interest-earning deposits	(14)	6	(8)
Total interest-earning assets	1,128	284	1,412
Interest-bearing liabilities:
Savings accounts	-	61	61
NOW accounts	(5)	(4)	(9)
Money market accounts	(21)	92	71
Term certificates	190	178	368
Total interest-bearing deposits	164	327	491
FHLBB advances	362	106	468
Total interest-bearing liabilities	526	433	959

Change in net interest income	$602	$(149)	$453

	6 Months Ended
	June 30, 2019 v. 2018
	Increase (Decrease)		Total
	Due to Changes in		Increase
	Volume	Rate	(Decrease)
Interest-earning assets:
Loans	$2,100	$665	$2,765
Investment securities	(90)	23	(67)
Interest-earning deposits	(30)	20	(10)
Total interest-earning assets	1,980	708	2,688
Interest-bearing liabilities:
Savings accounts	(1)	102	101
NOW accounts	(9)	(5)	(14)
Money market accounts	(9)	194	185
Term certificates	435	463	898
Total interest-bearing deposits	416	754	1,170
FHLBB advances	384	297	681
Total interest-bearing liabilities	800	1,051	1,851

Change in net interest income	$1,180	$(343)	$837

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Segment Information

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended June 30, 2019
	Envision Bank	Envision Mortgage	Consolidated Total
Net interest income	$4,161	$328	$4,489
Credit for loan losses	(144)	-	(144)

Net interest income after credit for loan losses	4,305	328	4,633

Non-interest income:
Customer service fees	322	40	362
Gain on loan origination and sale activities, net (1)	-	5,289	5,289
Mortgage servicing fees, net	(92)	316	224
Other	97	104	201
Total non-interest income	327	5,749	6,076

Non-interest expenses:
Salaries and employee benefits	1,786	4,306	6,092
Occupancy and equipment	370	273	643
Other non-interest expenses	1,298	830	2,128
Total non-interest expenses	3,454	5,409	8,863

Income before income taxes and elimination of inter-segment profit	$1,178	$668	1,846

Elimination of inter-segment profit			(221)
Income before income taxes			1,625

Income tax expense			119
Net income			$1,506

(1) Before elimination of inter-segment profit

The information above was derived from the internal management reporting system used by management to measure performance of the segments.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Segment Information

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended June 30, 2018
	Envision Bank	Envision Mortgage	Consolidated Total
Net interest income	$3,800	$233	$4,033
Credit for loan losses	(90)	-	(90)

Net interest income after credit for loan losses	3,890	233	4,123

Non-interest income:
Customer service fees	410	29	439
Gain on loan origination and sale activities, net (1)	-	2,265	2,265
Mortgage servicing fees, net	(73)	364	291
Other	114	85	199
Total non-interest income	451	2,743	3,194

Non-interest expenses:
Salaries and employee benefits	1,612	3,367	4,979
Occupancy and equipment	373	356	729
Other non-interest expenses	1,227	977	2,204
Total non-interest expenses	3,212	4,700	7,912

Income (loss) before income taxes and elimination of inter-segment profit	$1,129	$(1,724)	(595)

Elimination of inter-segment profit			(411)
Loss before income taxes			(1,006)

Income tax expense			4
Net loss			$(1,010)

(1) Before elimination of inter-segment profit

The information above was derived from the internal management reporting system used by management to measure performance of the segments.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Segment Information

(Dollars in thousands)

(Unaudited)

	For the Six Months Ended June 30, 2019
	Envision Bank	Envision Mortgage	Consolidated Total
Net interest income	$8,343	$525	$8,868
Credit for loan losses	(144)	-	(144)

Net interest income after credit for loan losses	8,487	525	9,012

Non-interest income:
Customer service fees	617	74	691
Gain on loan origination and sale activities, net (1)	-	8,033	8,033
Mortgage servicing fees, net	(180)	723	543
Other	222	156	378
Total non-interest income	659	8,986	9,645

Non-interest expenses:
Salaries and employee benefits	3,325	8,179	11,504
Occupancy and equipment	770	529	1,299
Other non-interest expenses	2,252	1,687	3,939
Total non-interest expenses	6,347	10,395	16,742

Income (loss) before income taxes and elimination of inter-segment profit	$2,799	$(884)	1,915

Elimination of inter-segment profit			(377)
Income before income taxes			1,538

Income tax expense			83
Net income			$1,455

Total Assets June 30, 2019	$512,162	$140,407	$652,569

(1) Before elimination of inter-segment profit

The information above was derived from the internal management reporting system used by management to measure performance of the segments.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Segment Information

(Dollars in thousands)

(Unaudited)

	For the Six Months Ended June 30, 2018
	Envision Bank	Envision Mortgage	Consolidated Total
Net interest income	$7,539	$476	$8,015
Provision for loan losses	5	-	5

Net interest income after provision for loan losses	7,534	476	8,010

Non-interest income:
Customer service fees	711	28	739
Gain on loan origination and sale activities, net (1)	-	4,085	4,085
Mortgage servicing fees, net	(141)	766	625
Other	248	177	425
Total non-interest income	818	5,056	5,874

Non-interest expenses:
Salaries and employee benefits	3,248	6,167	9,415
Occupancy and equipment	773	654	1,427
Other non-interest expenses	2,238	1,829	4,067
Total non-interest expenses	6,259	8,650	14,909

Income (loss) before income taxes and elimination of inter-segment profit	$2,093	$(3,118)	(1,025)

Elimination of inter-segment profit			(684)
Loss before income taxes			(1,709)

Income tax expense			8
Net loss			$(1,717)

Total Assets June 30, 2018	$489,214	$76,695	$565,909

(1) Before elimination of inter-segment profit

The information above was derived from the internal management reporting system used by management to measure performance of the segments.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Return on average assets (1)	0.94%	(0.74%)	0.47%	(0.64%)

Return on average equity (1)	7.60%	(5.07%)	3.70%	(4.27%)

Net interest margin	2.91%	3.12%	2.97%	3.16%

Non-interest income to total income	47.57%	35.58%	42.64%	34.70%

Efficiency ratio	85.68%	116.08%	92.31%	112.90%

Tier 1 capital to average assets (2)	12.41%	14.76%	12.41%	14.76%

Nonperforming assets as a percentage of total assets	0.37%	0.35%	0.37%	0.35%

Allowance for loan losses as a percentage of total loans (3)	0.91%	0.87%	0.91%	0.87%

Allowance for loan losses as a percentage of non-performing loans	179.44%	186.54%	179.44%	186.54%

Tangible book value per share	13.70	13.11	13.70	13.11

(1)	Annualized for quarterly and year-to-date periods presented.
(2)	Average assets calculated on a quarterly basis for all periods presented
(3)	Total loans excludes loans held for sale but includes net deferred loan costs and fees